UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2006

Cholestech Corporation
(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
3347 Investment Boulevard
Hayward, California 94545
(Address of principal executive offices, including zip code)
(510) 732-7200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
The Compensation Committee of the Board of Directors of Cholestech Corporation (“Cholestech”) approved the modification of the cash compensation arrangements for Cholestech’s non-employee directors. The new arrangements are as follows:

	Prior	New
	Compensation	Compensation

Chairman of the Board
Annual Retainer	$24,000	$28,000
Per Meeting Fee	$2,000	$2,500
Per Telephonic Meeting Fee	$1,000	$1,250

Non-Chairman Director
Annual Retainer	$12,000	$16,000
Per Meeting Fee	$1,000	$1,500
Per Telephonic Meeting Fee	$500	$750

Committee Chair Retainer:
Audit Committee	$6,000	$6,000
Compensation Committee	$3,000	$3,000
Per Meeting Fee (if same day as regular board meeting)	$1,000	$1,250
Per Meeting Fee (if not same day as regular board meeting)	$2,000	$2,500
Per Telephonic Meeting Fee	$1,000	$1,250

Committee Member (non-chair):
Per Meeting Fee (if same day as regular board meeting)	$500	$750
Per Meeting Fee (if not same day as regular board meeting)	$1,000	$1,500
Per Telephonic Meeting Fee	$500	$750
The equity compensation program for the Board of Directors remained unchanged.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOLESTECH CORPORATION
By:	/s/ John F. Glenn
John F. Glenn
Vice President of Finance and Chief Financial Officer

Date: October 27, 2006